UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2002

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

3300 East 1st Avenue, Suite 290 Denver, Colorado, USA	80206
(Address of principal executive offices)	(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

As described in the KFx Inc. (“KFx” or the “Company) press release dated September 26, 2002, KFx received notice that thef investors who previously invested a total of $16.9 million in KFx common stock on March 28, April 30, July 1, July 19 and August 21, 2002 agreed to waive their rights to receive penalty warrants which entitled them to purchase additional shares pursuant to clauses in the Common Stock and Warrant Purchase Agreement (“Purchase Agreement”) dated March 28, 2002 and the First Addendum to the Common Stock and Warrant Purchase Agreement (“First Addendum”) dated April 30, 2002. Prior to investors waiving their rights to receive the warrants, per the Purchase Agreement and the First Addendum, the Company was required to issue penalty warrants to purchase additional shares of common stock to the investors beginning on June 21, 2002, until the Form S-3 to register the common shares held by the investors was declared effective by the Securities and Exchange Commission. The registration statement was declared effective on August 30, 2002. Through August 30, 2002, the investors would have been entitled to receive warrants to purchase an additional 1,858,065 shares of KFx common stock pursuant to the Purchase Agreement and First Addendum.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits.

Number	Description

10.1	Waiver of Penalty Warrants dated September 25, 2002

99.1	Press Release, dated September 26, 2002 (regarding the waiver of additional shares by investors)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 27, 2002		KFX INC. (Registrant)
	By:	/s/ PATRICK S. FLAHERTY Patrick S. Flaherty Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Waiver of Penalty Warrants dated September 25, 2002

99.1	Press Release, dated September 26, 2002 (regarding the waiver of additional shares by investors)